Exhibit 99.2

BioLife Solutions Completes Acquisition of SAVSU Technologies

evo® Cold Chain Management System, Designed for High-Value, Temperature-Sensitive Biologics, Used for Initial Shipments by 50 Cell & Gene Therapy Companies

BOTHELL, Wash. (August 8, 2019) – BioLife Solutions, Inc. (NASDAQ: BLFS), a leading developer and supplier of a portfolio of best in class bioproduction tools for cell and gene therapies, today announced that it has executed a share exchange agreement to effect the acquisition of SAVSU Technologies, a leading developer of advanced cold chain management tools for cell and gene therapies.

The acquisition is expected to further strengthen BioLife’s position as a leading supplier of disruptive, enabling solutions used in the manufacture, storage and distribution of cell and gene therapies. SAVSU’s evo system broadens BioLife’s bioproduction tools portfolio, and we believe increases BioLife’s footprint and engagement level in its customers’ cell and gene therapy manufacturing workflow.

Mike Rice, BioLife CEO, remarked, “SAVSU has established a critical and highly valued position as a best in class tools provider in the cell and gene therapy distribution ecosystem. Their highly competitive approach offers the most advanced smart container and SaaS technologies, and a go-to-market strategy that enables the leading specialty couriers to offer a higher level of customer service. We look forward to announcing evo product adoption decisions by several marquee cell and gene therapy developers in the coming months.”

Roderick de Greef, BioLife Chief Financial Officer, stated, “We issued 1.1 million common shares to purchase the 56% of SAVSU we did not own. We expect a modest revenue contribution for the balance of 2019 of approximately $500,000. However, we believe that based on the successful conclusion of evaluations currently underway, which are expected to be finalized in the fourth quarter, the evo system product line could add $4 million to $6 million of incremental revenue in 2020.

About SAVSU Technologies

SAVSU is a privately held designer and manufacturer of innovative high-performance cloud-connected passive storage and transport containers and enabling cold chain cloud applications for temperature-sensitive biologics and pharmaceuticals. Its mission is to improve global health by greatly reducing the waste and risks associated with the improper freezing and overheating of thermal-sensitive medicines and biologics. SAVSU has developed proprietary state-of-the-art technology to ultimately lower costs and improve delivery of these most essential materials. For more information please visit www.savsu.com.

About BioLife Solutions

BioLife Solutions is a leading supplier of cell and gene therapy tools. Our proprietary CryoStor® freeze media and HypoThermosol® shipping and storage media are highly valued in the regenerative medicine, biobanking and drug discovery markets. These biopreservation media products are serum-free and protein-free, fully defined, and are formulated to reduce preservation-induced cell damage and death. Our recently acquired family of automated cell thawing products and evo cold chain management system reduce therapeutic and economic risk for cell and gene therapy developers by reducing the potential of administering a non-viable dose. For more information please visit www.biolifesolutions.com, and follow BioLife on Twitter.

Cautions Regarding Forward Looking Statements

Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements concerning the company's anticipated business and operations, the potential utility of and market for its products and services, potential revenue growth and market expansion, commercial manufacturing of our customers' products, projected financial results, the timing and terms for closing of the company's acquisition of SAVSU, the expected financial performance of the company following the completion of the acquisition, the expected synergies between the company and SAVSU following closing of the acquisition, the company’s ability to realize all or any of the anticipated benefits associated with the acquisition, the company’s ability to implement its business strategy and anticipated business and operations following the acquisition of SAVSU. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including among other things, uncertainty regarding market adoption of our products or SAVSU’s products; uncertainty regarding third party market projections; market volatility; competition; litigation; the satisfaction or waiver of all closing conditions to the acquisition of SAVSU; the risk that the acquisition may not be completed on the terms or in the time frame expected by the company; unexpected costs, charges or expenses resulting from the acquisition of SAVSU; the ability of the company to implement its business strategy and those other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

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Media & Investor Relations
Roderick de Greef
Chief Financial Officer
(425) 402-1400
rdegreef@biolifesolutions.com